UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 20, 2013, John McDermott, President and Chief Executive Officer of Endologix, Inc. (the “Company”), announced the appointment of Robert D. Mitchell as President of the Company, effective January 1, 2014. Following the effective date of Mr. Mitchell’s appointment, Mr. McDermott will continue to serve as Chief Executive Officer and Chairman of the Board of Directors of the Company.
Mr. Mitchell, age 51, joined the Company in December 2010 and currently serves as its President, International. Prior to joining the Company, Mr. Mitchell served as President and Chief Executive Officer of Nellix, Inc., a privately-held medical device company (“Nellix”), from February 2008 until the Company’s acquisition of Nellix in December 2010. From November 2006 to February 2008, Mr. Mitchell served as Executive Vice President and Chief Operating Officer of AngioDynamics, Inc., a publicly-traded medical device company. From 2005 to 2006, Mr. Mitchell served as Chairman, President and Chief Executive Officer of Millimed Holdings, Inc., a privately-held medical device company based in Roskilde, Denmark. From 2004 to 2005, Mr. Mitchell served as Vice President of Worldwide Sales for Align Technology, Inc., a publicly-traded company. Mr. Mitchell holds a B.S. from the University of Utah and an M.B.A. from Indiana Wesleyan University.
In connection with Mr. Mitchell’s appointment as President, the Company will increase his base salary from $350,000 to $380,000, and will increase his target cash bonus percentage from 45% of base salary to 60% of base salary, each effective January 1, 2014. The Company anticipates that the cash bonus will be determined based upon the terms of a cash bonus plan to be adopted based on the achievement of certain performance objectives in 2014.
Except for Mr. Mitchell’s employment agreement with the Company and the related compensation arrangement, each of which is described pursuant to Item 402 of Regulation S-K in the definitive proxy statement for the Company’s 2013 annual meeting of stockholders, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party in which Mr. Mitchell has a direct or indirect financial interest. In addition, there are no arrangements or understandings between Mr. Mitchell and any other person pursuant to which Mr. Mitchell was appointed as President, and there is no family relationship between Mr. Mitchell and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.
Item 7.01 Regulation FD Disclosure.
As previously announced, on November 20, 2013, Mr. McDermott and Shelley Thunen, Chief Financial Officer of the Company, hosted an investor meeting where, among other things, Mr. McDermott presented a market and product update and responded to questions from participants. In addition, three independent physicians (Benjamin Starnes, M.D., Matthew Thompson, M.D., and Andrew Holden, MBChB) gave presentations regarding the Company’s products and related matters. The investor meeting was announced by a widely disseminated press release and was made available to the public via audio webcast. A transcript of the investor meeting is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information herein, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Transcript of Conference Call held on November 20, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: November 22, 2013	/s/ Shelley B. Thunen
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Transcript of Conference Call held on November 20, 2013.